FIRST AMENDMENT TO
STORAGE SERVICES AGREEMENT

THIS FIRST AMENDMENT TO STORAGE SERVICES AGREEMENT is effective as of September 17, 2015 by and between MARATHON PIPE LINE LLC, a Delaware limited liability company (“MPL”), and MARATHON PETROLEUM COMPANY LP, a Delaware limited partnership (“MPC”), both referred to jointly as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, MPL and MPC entered into that certain Storage Services Agreement dated September 24, 2012 (“Agreement”), whereby MPC desired MPL to provide storage services at its facility located in Patoka, Illinois;

WHEREAS, the Parties now desire to amend the Agreement as set forth herein;

NOW THEREFORE, in consideration of the mutual representations and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MPL and MPC agree to amend the Agreement as follows:

1.	As set forth in the preamble, the storage services Commitment shall be amended from 1,386,000 to 2,626,000 Barrels of MPC’s Crude Petroleum to reflect the addition of four new tanks at Patoka.

2.	MPL will adjust monthly invoices as the additional storage becomes available for use.

3.	Section 4.2(c), entitled “Adjustments to the Commitment”, shall be deleted in its entirety and replaced with the following:

“With respect to any period in which MPL is unable to provide storage services with respect to the entire Commitment due to MPL’s repair, maintenance or construction activities, then the Commitment shall be reduced to equal the volume capacity in the Storage Tanks that is available for MPC’s use during the period of any such repair, maintenance or construction activity.”

4.	Except as amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

5.	Any terms not defined herein shall have the same meaning as specified in the Agreement.

IN WITNESS WHEREOF, the Parties have executed this First Amendment to the Storage Services Agreement to be effective as of the date written above.

MARATHON PIPE LINE LLC		MARATHON PETROLEUM COMPANY LP

		By:	MPC Investment LLC, its General Partner

By:	/s/ Craig O. Pierson	By:	/s/ C. M. Palmer
Name:	C. O. Pierson	Name:	C. M. Palmer

Title:	President	Title:	Senior Vice President Supply, Distribution & Planning